UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

HEALTH ADVANCE INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-177122	46-0525223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Citadel Drive East - Suite 290 Colorado Springs, CO 80909
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 719-466-6699

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The purpose of this filing on Form 8-K/A is to replace and amend the Form 8-K that was previously filed on June 14, 2017. At the time of the filing, the former President of the Company, Jordan Starkman submitted the Form 8-K Report on June 14, 2017 while prohibited from conducting any business transactions on behalf of the Company via Leave of Absence Notice issued by the Control Stock Committee of the Company on April 19, 2017 [See Exhibit 99.7]. Additionally, the Temporary Restraining Order from U.S. Court, Wyoming District, Health Advance v. Starkman (August 7, 2017) stated that "Plaintiff Health Advance may remove any unauthorized filings due to the rare and unusual circumstances that resulted in these unauthorized filings”, which supersedes any statement made in the Form 8-K Report filed on June 14, 2017 [See Exhibit 99.5].

Thus, the 8-K Report filed on June 14, 2017 contained inaccurate information and should be disregarded hereon. Also, the Company has submitted a request for deletion of the Original Filing made on June 14, 2017 to the Division of Corporation Finance, Securities and Exchange Commission pursuant to the policy for ‘Deleting Filings’ as follows:

”In very rare and unusual circumstances, the Division of Corporation Finance staff will consider a filer request to delete a filing from the EDGAR system. Prior to submitting a request for a filing deletion…”

Reference Link: https://www.sec.gov/info/edgar/cfedgarguidance.htm

Furthermore, now aware of this unauthorized filing, post of transition of executive management, the Company seeks to update and amend the original Form 8-K filed on June 14, 2017 with the more detailed and accurate information.

Item 9.01	Exhibits.

Exhibit 99.5: Temporary Restraining Order from U.S. Court, Wyoming District Against Jordan Starkman - August 7, 2017

Exhibit 99.7: Forced Leave of Absence Notice to Jordan - April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ADVANCE INC.

Date: December 14, 2017	By:	/s/ Gregory Shusterman
Gregory Shusterman, Chairman, Board of Directors; Executive Director